UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

MEDIACOM BROADBAND LLC

MEDIACOM BROADBAND CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware Delaware	333-72440 333- 82124-02	06-1615412 06-1630167
(State of incorporation)	(Commission File Nos.)	(IRS Employer Identification Nos.)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices)

Registrant’s telephone number: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously disclosed on November 7, 2019, Mediacom Broadband LLC and Mediacom Broadband Corporation announced a call for redemption of the entire remaining aggregate $50 million outstanding principal amount of their 5 1⁄2% Senior Notes due 2021 (the “5 1⁄2% Notes”). In accordance with the redemption provisions of the 5 1⁄2% Notes and the related indenture, the 5 1⁄2% Notes were redeemed on December 9, 2019 (the “redemption date”) at a price equal to $1,000.00 for each $1,000 principal amount outstanding, or an aggregate price of $50.0 million. In addition, the remaining accrued interest payment was made as required under the indenture governing the 5 1⁄2% Notes, and interest on the 5 1⁄2% Notes ceased to accrue on and after the redemption date.

As a result of the redemption, none of the 5 1⁄2% Notes remain outstanding, and the issuers’ obligation under the related indenture to file annual, quarterly and other periodic reports with the Securities and Exchange Commission (“SEC”) has terminated. As a result, the issuers intend to cease filing voluntary reports with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2019

Mediacom Broadband LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer

Date: December 9, 2019

Mediacom Broadband Corporation

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer